                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  hi/fn, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [hifn logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of hi/fn, inc., a Delaware corporation (the "Company" or "Hifn"), will be held on Friday, February 23, 2001 at 10:00 a.m., at the Pruneyard Inn, 1995 S. Bascom Avenue, Campbell, California 95008, for the following purposes:

     1. To elect two directors to the Board of Directors.

     2. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 3,474,900 shares to 3,949,900 shares.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on January 12, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By order of the Board of Directors

                                          /s/ WILLIAM R. WALKER

                                          William R. Walker
                                          Secretary

Los Gatos, California
January 19, 2001

                                  [hifn logo]

                                PROXY STATEMENT

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of hi/fn, inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, February 23, 2001 at 10:00 a.m. at the Pruneyard Inn, 1995 S. Bascom Avenue, Campbell, California 95008, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company's principal executive offices are located at 750 University Avenue, Los Gatos, California 95032, and its telephone number is
(408) 399-3500.

     These proxy solicitation materials and the Annual Report on Form 10-K for the year ended September 30, 2000 were first mailed on or about January 19, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

     Stockholders of record as of the close of business on January 12, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On January 12, 2001, 10,089,013 shares of the Company's common stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of the Company's Common Stock as reported on the Nasdaq National Market System on January 12, 2001 was $33.25 per share.

REVOCABILITY OF PROXIES

     A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above prior to the Annual Meeting a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 2001

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than September 22, 2001 to be included in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than December 5, 2001, forty-five (45) days prior to the date of this year's proxy.

     If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

FISCAL YEAR END

     The Company's Fiscal Year ends on September 30. The Company's last fiscal year ended on September 30, 2000 and is referred to herein as the "Last Fiscal Year."

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are currently six members of the Board of Directors, divided into three classes. Class I presently consists of two directors who are serving three-year terms expiring in 2003. Class II presently consists of two directors who are serving three-year terms expiring at this Annual Meeting. Class III presently consists of two directors who are serving three-year terms expiring in 2002. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected to a three-year term so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

     Two Class II directors are to be elected at this Annual Meeting to serve three-year terms expiring in 2004. The Board has nominated Taher Elgamal and Robert Johnson for election to the board seats. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board of Directors' nominees. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that the nominees will be unable or will decline to serve as a director.

     The names of the nominees of the Company and certain information about them as of December 15, 2000 is set forth below. The names of and certain information about the Company's current directors as of December 15, 2000 are also set forth below. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

          NAME OF DIRECTOR             AGE     PRINCIPAL OCCUPATION AND DIRECTORSHIP      DIRECTOR SINCE
          ----------------             ---     -------------------------------------      --------------
CLASS I DIRECTORS
Raymond J. Farnham...................  53     Director of the Company                          1998
Christopher G. Kenber................  56     President and Chief Executive Officer of         2000
                                              the Company
CLASS II DIRECTORS
Taher Elgamal(1).....................  45     President and Chief Executive Officer,           1998
                                              Securify, Inc.
Robert W. Johnson(1).................  51     Private Investor                                 1998
CLASS III DIRECTORS
Douglas Whiting......................  44     Chief Scientist and Chairman of the              1996
                                              Board of Directors of the Company
Albert E. Sisto......................  51     President, Chief Executive Officer and           1998
                                              Chairman of the Board of Phoenix
                                              Technology

---------------
(1) Nominee for Class II Director.

     Christopher G. Kenber has served as Hifn's President and Chief Executive Officer and a director since August 2000. He joined Hifn from Apptitude, Inc. where he was President and Chief Executive Officer since 1998. Mr. Kenber has held a number of CEO positions with companies in the high-technology area as well as consulting to several venture capital funds. Prior to his tenure with Apptitude, he was the CEO of Aonix Inc., a developer of object-oriented software tools. Previously, Mr. Kenber was Executive Vice President of Ingres Corporation, and a Senior Vice President at MICOM Systems. Mr. Kenber spent 17 years at IBM Corporation, where he held multiple sales and marketing positions. Mr. Kenber has a degree in Psychology and Philosophy from Oxford University.

     Raymond J. Farnham has served as director of Hifn since October 1998 and served as Chairman of the Board of Directors and President and Chief Executive Officer until August 2000. From 1996 through 1998, he served as Executive Vice President of Integrated Device Technology, Inc., a supplier of microprocessor, logic and memory integrated circuits to communication and computer customers worldwide. Mr. Farnham was

President and Chief Executive Officer of OPTi, a fabless semiconductor company from 1994 through 1995. From 1972 through 1993, he had numerous management responsibilities at National Semiconductor Corp., with his final position being President of the Communication and Computing Group from 1991 through 1993. Mr. Farnham is a director of inSilicon Corp., a publicly traded technology company. He received a B.S. in Electrical Engineering from Pennsylvania State University.

     Taher Elgamal, Ph.D. has served as a director of Hifn since December 1998. Dr. Elgamal is the founder, President and Chief Executive Officer of Securify, Inc., a private company providing assessments of companies' Internet security efforts, where he also currently serves as Chairman of the Board. From 1995 to 1998, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp., a provider of Internet software and services, where he pioneered Internet security technologies such as SSL, the standard for web security. From 1991 to 1993, he served as Director of Engineering at RSA Data Security, Inc., a provider of encryption technology and a subsidiary of Security Dynamics Technologies, Inc., where he produced the RSA cryptographic toolkits, the industry standards for developers of security-enabled applications and systems. Dr. Elgamal is a director of Phoenix Technologies, RSA Security, Inc. and Valicert. Dr. Elgamal received both his Masters and Ph.D. degrees in Computer Science from Stanford University.

     Robert W. Johnson has been a private investor since July 1988 and has served as a director of Hifn since 1998. From 1983 to July 1988, he was first a principal and subsequently a general partner of Southern California Ventures, a private venture capital firm. He is a director of Previo, Inc. and ViaSat, Inc., both publicly held technology companies. Mr. Johnson holds undergraduate and graduate degrees from Stanford University and Harvard University, respectively.

     Albert E. Sisto has served as a director of Hifn since December 1998. Since June 1999 he has been President and Chief Executive Officer of Phoenix Technology, a provider of Internet platform-enabling software. From November 1997 to June 1999, he was Chief Operating Officer of RSA Security, Inc., a provider of encryption technology and a subsidiary of Security Dynamics Technologies, Inc. From September 1994 to October 1997, Mr. Sisto was Chairman, President and CEO of Documagix, a software developer of document imaging software. Mr. Sisto is a director of Insignia Solutions plc, Phoenix Technologies, inSilicon Corp. and Tekgraf, Inc., all publicly traded technology companies. Mr. Sisto holds a B.E. degree from the Stevens Institute of Technology.

     Douglas L. Whiting, Ph.D., Chief Scientist and Chairman of the Board, previously served as Chief Technology Officer of the Company through August 2000 and has been a director of the Company since November 1996. He also has served as Vice President of Technology of Stac from 1985 to 1998 and has served as a director of Stac since 1983. He was President of Stac from 1984 to 1986. Dr. Whiting received a Ph.D. in Computer Science from the California Institute of Technology.

     There are no family relationships between any director or executive officer of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five regular and seven telephonic meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Compensation Committee of the Board of Directors during the Last Fiscal Year consisted of Mr. Elgamal and Mr. Sisto. During the Last Fiscal Year, the Compensation Committee held four meetings. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy.

     The Audit Committee of the Board of Directors, currently consisting of Mr. Johnson, Mr. Elgamal and Mr. Sisto, met four times during the Last Fiscal Year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the

Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its systems of internal accounting controls.

DIRECTORS' FEES

     Directors who are not employees of the Company receive $4,000 per year for serving on the Company Board and an additional $1,000 for each meeting attended (other than committee meetings). An additional $500 is paid to any non-employee director who serves on the Compensation Committee or the Audit Committee. Under the 1996 Equity Incentive Plan, each outside director of the Company is granted options to purchase 10,000 shares of Common Stock at the time of initial appointment or election to the Board, and 2,000 shares of Common Stock annually thereafter on the date of each Annual Meeting of the Stockholders; provided the Director has been a member of the Board for at least six months. The Company also reimburses non-employee directors for travel and related expenses incurred in attending meetings of the Board and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

REQUIRED VOTE

     A nominee receiving a majority of affirmative votes will be elected as director of the Company.

RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                        APPROVAL OF THE AMENDMENT TO THE
                           1996 EQUITY INCENTIVE PLAN

     The Company's 1996 Equity Incentive Plan ("the Plan") was approved by the stockholders in November 1996. The Plan is designed to retain, motivate and reward personnel by providing such personnel long term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. A total of 3,474,900 shares of the Company's Common Stock have been reserved for issuance upon the exercise of options granted under the Plan. In January 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Plan to increase the number of shares reserved for issuance thereunder from 3,474,900 shares to 3,949,900 shares. Including the proposed 475,000 share increase, a total of 850,093 shares remain available for grant under the Plan on January 12, 2001.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officers and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Compensation which is performance-based and approved by the Company's stockholders is not subject to the deduction limit.

PROPOSAL

     The proposed amendment to the Company's Plan is to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 3,474,900 shares to 3,949,900 shares.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE 1996 EQUITY INCENTIVE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE INCREASE TO THE PLAN.

DESCRIPTION OF 1996 EQUITY INCENTIVE PLAN

     The essential features of the Plan are outlined below. Such outline is qualified in its entirety by the provisions of the 1996 Equity Incentive Plan, a copy of which was filed by the Company with the Securities and Exchange Commission and is incorporated herein by reference. Copies of the Plan are available upon written request to the Company at 750 University Avenue, Los Gatos, California 95032, Attn: Chief Financial Officer.

  General

     The 1996 Equity Incentive Plan was approved by the stockholders in November 1996 and amended and restated effective December 7, 1998. The Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members (a "Committee"), to grant stock options, stock purchase rights, stock bonuses and stock appreciation rights. To date, a total of 3,474,900 shares of Common Stock has been reserved for issuance under the Plan. Options granted under the Plan may be either "Incentive Stock Options"
(ISO) as defined in Section 422 of the Code, or nonstatutory stock options
(NSO), as determined by the Board or the Committee.

     Additionally, the Plan provides for the automatic grant of nonstatutory stock options to purchase 10,000 shares of Common Stock to outside directors at the time of such director's initial appointment or election to the Board, and the automatic grant of nonstatutory stock options to purchase 2,000 shares of Common Stock annually thereafter on the date of each Annual Meeting of Stockholders, provided the director has been a member of the Board for at least six months.

  Purpose

     The general purpose of the Plan is to attract and retain quality personnel for positions of substantial responsibility, to create an additional incentive for personnel of the Company by offering long term equity participation in the Company, and to promote the success of the Company's business.

  Eligibility

     The Option Plan provides that options, stock purchase rights, stock bonuses and stock appreciation rights may be granted thereunder to employees, consultants and directors ("Optionees") of the Company. The Board of Directors selects the Optionees and determines the number of shares subject to each option or repurchase right. In making such determination, the duties and responsibilities of the Optionee, the value of the Optionee's services, his or her present and potential contributions to the success of the Company and other relevant factors are considered.

  Administration

     The Plan may be administered by the Board or a Committee (collectively the "Administrator"). Subject to the other provisions of the Plan, the Administrator has the authority to: (i) determine the fair market value of the Common Stock;
(ii) select the Optionees to whom options may be granted thereunder; (iii) determine the number of shares of Common Stock to be covered by each option and stock purchase right granted thereunder; (iv) approve forms of agreement for use under the Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted thereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine); (vi) reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) institute an Option Exchange Program; (viii) construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (ix) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) modify or amend each option or stock purchase right, including the discretionary authority to extend the post-termination exercisability period of options or stock purchase right longer than is otherwise provided for in the Plan; (xi) allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; (xii) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or stock purchase right previously granted by the Administrator; and (xiii) make all other determinations deemed necessary or advisable for administering the Plan.

  Terms and Conditions of Options

     Each option or stock purchase right granted under the Plan is evidenced by a written stock option agreement ("Notice of Grant") between the Optionee and the Company and is subject to the following terms and conditions:

          (a) Option Price. The option exercise price for each share covered by an ISO may not be less than the fair market value of a share of Common Stock on the date of grant of such option. In the case of an ISO granted to a shareholder possessing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. The exercise price for each share covered by an NSO may be determined by the Administrator.

          (b) Form of Consideration. The means of payment for shares issued upon exercise of an option or stock purchase right shall be determined by the Administrator (for ISOs, the Administrator shall determine the acceptable form of consideration at the time of grant) and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the Optionee, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan reduction of any Company liability to the Optionee or, by a combination thereof.

          (c) Term of Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Plan be exercised more than 10 years after the date of grant or such shorter term as may be provided in the Notice of Grant. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more the ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

          (d) Termination of Employment. Upon termination of an Optionee's continuous status as an employee or consultant with the Company, other than upon optionee's death or disability, such Optionee may exercise his or her option to the extent that he or she was entitled to exercise it as of the date of such termination. Such exercise may occur only before the end of the period determined by the Administrator for exercise following termination. In the absence of a specified time in the Option Agreement, the option shall remain exercisable for three months following the Optionee's termination. In no event shall such period extend beyond the expiration date of the term of the option as set forth in the applicable option agreement. If, on the date of termination, the Optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified by the Administrator, the option shall terminate, and the shares covered by such option shall revert to the Plan.

          (e) Disability. If an employee is unable to continue as an employee or consultant with the Company as a result of disability, then all options held by such Optionee under the Plan shall expire upon the earlier of (i) twelve months after the date of termination of the Optionee's employment or
     (ii) the expiration date of the term of such option. The Optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment. To the extent that the Optionee is not entitled to exercise his or her option at the date of such termination, or if the Optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the Plan.

          (f) Death. Upon the death of an Optionee, the option may be exercised at any time within eighteen (18) months following the date of death (but in no event later than the expiration of the term of such option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, only to the extent that the Optionee was entitled to exercise the option at the date of death. If at the time of death, the Optionee was not entitled to exercise his or her entire option, the shares of Common Stock covered by the unexercisable portion of the option shall immediately revert to the Plan. If, after death, the Optionee's estate or person who acquired the right to exercise the option by bequest or inheritance does not exercise the option within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the Plan.

          (g) Stock Purchase Rights. The Stock Plan permits the granting of stock purchase rights to employees, including officers, and consultants of the Company ("Stock Purchase Rights" or "SPRs"). The grant is accepted by execution of a restricted stock purchase agreement in the form determined by the Administrator. Unless the Administrator determines otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement is the original price paid by the purchaser, and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Administrator.

          (h) Nontransferability of Options. In general, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an option or Stock Purchase Right transferable, such option or stock purchase right shall contain such additional terms and conditions as the Administrator deems appropriate.

          (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an Optionee's Incentive Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

          (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

  Adjustments Upon Changes in Capitalization, Dissolution Liquidation, Merger or Asset Sale

     In the event that the capital stock of the Company is changed by reason of recapitalization, dissolution, liquidation, merger or asset sale, the following provisions will apply:

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no options or stock purchase rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Common Stock covered by each such outstanding option or stock purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or stock purchase right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any outstanding awards under the Plan shall terminate if not already exercised.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, awards granted under the Plan shall terminate.

  Amendments, Suspensions and Termination of the Plan

     The Board may amend, suspend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Section 422 of the Code, or any similar rule or statute. In any event, the Plan will terminate automatically in 2007.

  Federal Tax Information for Plan

     The following is a summary of the effect of federal income taxation upon the Optionee and the Company with respect to the grant and exercise of options under the Plan. Options granted under the Plan may be either "Incentive Stock Options," as defined in Section 422 of the Code, or nonstatutory stock options.

     An Optionee who is granted an Incentive Stock Option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the Optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the Optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the Optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the Optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as Incentive Stock Options are referred to as nonstatutory stock options. An Optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the Optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an Optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the Optionee, any difference between the sales price and the Optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

     THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

PLAN BENEFITS

     The Company cannot now determine the exact number of options to be granted in the future under the Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION -- Summary Compensation Table," all current executive officers as a group or all employees (including executive officers) as a group. See "EXECUTIVE OFFICER COMPENSATION -- Stock Option Grants and Exercises" for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended September 30, 2000.

REQUIRED VOTE

     The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the Plan. For this purpose, the term "Votes Cast" is defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter." Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment to the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the

Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker nonvotes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker nonvotes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes with respect to this proposal will not be counted as Votes Cast.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the current fiscal year ending September 30, 2001. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has acted as the Company's independent auditors since its inception. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative votes of a majority of the Votes Cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF ITS APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

     In addition to Messrs. Kenber and Whiting, the executive and other officers of the Company included in the summary compensation table and their ages as of December 15, 2000 are as follows:

            NAME              AGE                                POSITION
            ----              ---                                --------
William R. Walker...........  59     Vice President of Finance, Chief Financial Officer and Secretary
Stefan Braken-Guelke*.......  43     Vice President of Sales and Marketing
Mark Birman.................  36     Vice President of Integrated Circuit Design

---------------
* Mr. Braken-Guelke resigned his position with Hifn on January 3, 2001.

     William R. Walker has served as Vice President and Chief Financial Officer of Hifn since November 1997. He was Hifn's Acting Chief Executive Officer and Acting President from July 1998 through October 1998. From 1996 to 1997, Mr. Walker was Vice President, Chief Financial Officer and Secretary at MMC Networks, Inc., a networking company. From 1984 to 1996, Mr. Walker held the position of Senior Vice President and Chief Financial Officer at Zilog, Inc., a semiconductor supplier. Mr. Walker has a B.S. in Economics from University of Wisconsin and an M.B.A. from University of Maryland, and he is a certified public accountant.

     Stefan Braken-Guelke joined Hifn as Vice President of Marketing and Sales in January 2000. He was formerly with Integrated Device Technology from 1998 to 1999, where he held the position of Vice President of the Logic Division. From 1995 to 1998, he held various positions at Philips Semiconductors including general manager of the handheld computing group. Mr. Braken-Guelke holds an MS in Physical Engineering from the University of Wedel, Germany.

     Mark Birman is Vice President of Integrated Circuit Design. Prior to joining Hifn From 1995 through 1997, Mr. Birman headed SiMart, a design consulting company. Mr. Birman also held design and management positions at Integrated Information Technology and Weitek from 1985 through 1995. He has been with Hifn since August 1997 and has guided the company's design of its first microprocessors. Mr. Birman holds BSEE and MSEE degrees from Stanford University.

                              CERTAIN TRANSACTIONS

     Creation of Hifn. The Company was incorporated as a wholly owned subsidiary of Stac, Inc. ("Stac") on August 14, 1996. On November 21, 1996, Stac transferred its semiconductor business to the Company pursuant to an Assignment, Assumption and License Agreement (the "Assignment Agreement") in exchange for 6,000,000 shares of Series A Preferred Stock and 100 shares of the Company's Common Stock issued by the Company to Stac pursuant to a Stock Purchase Agreement. The 6,000,000 shares of Series A Preferred Stock were converted into 6,000,000 shares of Common Stock of the Company prior to the spin-off of the Company from Stac on December 16, 1998. The assets transferred to the Company pursuant to the Assignment Agreement included $1,000,000 of available cash, the accounts receivable and inventory of the semiconductor business, Stac's rights under certain sales and license agreements, and the fixed assets, trademarks, patents and proprietary technology specified on schedules attached to the Assignment Agreement. The Assignment Agreement also provided for the assignment by Stac and the assumption by the Company of the accounts payable relating to the semiconductor business and current and unpaid payroll and related benefits expenses related to former employees of Stac who became employees of the Company.

     At the time of the transfer of the semiconductor business to the Company, Stac and the Company also entered into a Cross License Agreement pursuant to which the Company granted Stac a limited, worldwide, perpetual, non-exclusive, non-transferable, royalty-free license to the patents previously transferred by Stac to the Company pursuant to the Assignment Agreement. The parties further agreed that for a ten-year period (i) Stac would transfer ownership to the Company of any derivative works created by Stac from the licensed technology and
(ii) the Company would transfer ownership to Stac of all future commercial releases of software implementations of the licensed technology developed by the Company.

     Stac's Spin-Off of Hifn. On December 16, 1998, Stac distributed all of the Company's Common Stock held by Stac to Stac stockholders. The spin-off was designed to separate the semiconductor business of the Company from the software business of Stac, and to offer each company the financial flexibility to raise capital on a more cost-effective basis and create targeted incentives for each company's management and employees. Prior to the spin-off, Stac received a letter ruling from the IRS confirming that, among other things, the distribution of the Company's Common Stock to Stac stockholders would not result in recognition of taxable income or gain to Stac or its stockholders under Section 355 of the Code (except to the extent of cash received in lieu of fractional shares).

     If the distribution were not to constitute a tax-free spin-off, then Stac would be treated as recognizing a taxable gain equal to the difference between
(i) the fair market value of the Company's Common Stock that was distributed to Stac stockholders on December 16, 1998 and (ii) Stac's adjusted basis of such Common Stock. In addition, under the consolidated tax return rules of the Code, each member of Stac's consolidated group (including the Company) would be severally liable for such tax liability. Furthermore, in connection with the spin-off, the Company (and the other members of the Stac consolidated group) entered into a Tax Allocation and Indemnity Agreement with Stac whereby each group member agreed that if any party to the Tax Allocation and Indemnity Agreement took actions after the spin-off that caused Section 355(e) of the Code to apply to the Company's Common Stock, then whichever party first caused
Section 355(e) of the Code to apply to the Company's Common Stock would be obligated to bear all taxes of Stac resulting from such action. Under recently enacted Section 355(e) of the Code, if the spin-off were considered to be a part of a plan or series of related transactions (a "Plan") in which, after the spin-off, a 50% or greater interest in the Company or Stac was acquired by one or more persons, the IRS would claim that the spin-off was taxable at the corporate level. Although neither the Company nor Stac believes the spin-off is part of a Plan to effect a 50% change in ownership of either the Company or Stac, the IRS has issued no guidance on the definition of a Plan and for the first two years following the spin-off, any cumulative 50% change of ownership within the two-year period will be rebuttably presumed to be the result of a Plan.

     Hifn's Relationship With Stac After the Spin-Off. As of December 16, 1998, Stac ceased to own any shares of the Company. In order to provide for an orderly transition to becoming an independent company, the Company and Stac entered into the following agreements prior to the spin-off: (i) Distribution Agreement, which provided for, among other things, the distribution of the Company's Common Stock held by Stac to Stac stockholders and certain indemnification obligations of each company to the other; (ii) Employee Benefits Allocation Agreement, which provided for an allocation of liabilities for employee benefits between the Company and Stac and set forth formulas for adjustments to Stac options; (iii) Tax Allocation and Indemnity Agreement whereby the Company and Stac agreed to allocate tax liabilities that related to periods prior to December 16, 1998; and
(iv) Transitional Services Agreement under which Stac agreed to provide certain services to the Company on a transitional basis. The Company has since transitioned from all of Stac's administrative systems other than its financial accounting system.

     Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers.

     Separation Agreement. In August of the Last Fiscal Year, the Company entered into a separation agreement with Raymond Farnham, its former President and Chief Executive Officer and a current member of the Board of Directors. The agreement provides that upon Mr. Farnham's resignation as President and Chief Executive Officer of the Company, the Company would pay him a severance amount equal to one year of his base salary in effect at the time of the agreement, plus his pro-rated bonus amount for the fourth quarter of the Last Fiscal Year. In addition, upon compliance with the terms of the agreement, Mr. Farnham is entitled to continued vesting of his stock options through February 2001 and up to one-half of his target annual bonus amount. All such amounts payable to Mr. Farnham are due within six months of the effective date of the agreement.

     Apptitude Acquisition. In August 2000, the Company acquired all the outstanding stock of Apptitude, Inc. ("Apptitude"), a software development company, for $20 million in cash and 1.2 million shares of Hifn Common Stock in a transaction accounted for under the purchase method. The purchase agreement also states that any and all outstanding options of Apptitude will be assumed by Hifn. The purchase price of the acquisition of $58.5 million, which included $127,000 in estimated acquisition related costs, was used to acquire the net assets of Apptitude. The purchase price was allocated to assets acquired and liabilities assumed based on the book value of Apptitude's current assets, liabilities and property and equipment, which management believes approximates their fair value, and an independent appraisal for all other identifiable assets. The excess of the purchase price over the net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The Company also provided for the issuance of 456,612 additional shares of Common Stock relating to stock options granted to Apptitude employees for retention purposes.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires certain of the Company's executive officers, as well as its directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the Last Fiscal Year all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year except that the following individuals failed to file timely reports: each of Messrs. Braken-Guelke and Brigham were late in filing their initial Form 3 stating their beneficial ownership of equity securities of the Company and Form 5 reporting stock option grants. Messrs. Kenber, Dietz, Metzger and Felder were late in filing their initial Form 3 stating their beneficial ownership of equity securities of the Company. Messrs. Farnham, Walker, Birman, Sisto, Elgamal and Johnson were late in filing Form 5 in the Last Fiscal Year reporting stock option grants. In addition, Mr. Birman was late in filing two Form 4s for three transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 31, 2000 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive and other officers named in the Summary Compensation Table, and by all directors, executive officers and other officers as a group. As of December 31, 2000, 10,085,918 shares of the Company's Common Stock were outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

                                                               NO. OF      APPROXIMATE
                                                               SHARES      PERCENTAGE
                          NAME(1)                               OWNED         OWNED
                          -------                             ---------    -----------
T. Rowe Price Associates, Inc. .............................  1,007,000       10.0%
T. Rowe Price New Horizons Fund, Inc. ......................    640,000        6.3
Robert W. Johnson(2)........................................    430,656        4.3
Douglas L. Whiting(3).......................................    307,104        3.0
Raymond J. Farnham(4).......................................    118,749        1.2
Chris Kenber(5).............................................     63,793          *
William R. Walker(6)........................................     53,351          *
Stefan Braken-Guelke**(7)...................................     50,000          *
Mark Birman(8)..............................................     47,970          *
Taher Elgamal(9)............................................      4,833          *
Albert E. Sisto(10).........................................      4,833          *
All executive officers, other officers and directors as a
  group (13 persons)(11)....................................  1,195,686       11.9

---------------
   * Less than one percent (1%).

  ** Mr. Braken-Guelke resigned his position with Hifn on January 3, 2001.

 (1) This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission with regard to Hifn Common Stock. Unless otherwise indicated in the footnotes to this table and subject community property and marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,085,918 shares outstanding on December 31, 2000, adjusted by rules promulgated by the Commission.

 (2) Includes 4,833 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (3) Includes 40,206 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (4) Includes 118,749 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (5) Includes 47,059 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (6) Includes 41,665 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (7) Includes 50,000 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (8) Includes 45,365 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

 (9) Includes 4,833 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

(10) Includes 4,833 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

(11) Includes 399,745 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of December 31, 2000.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to each Chief Executive Officer during the Last Fiscal Year, each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 and up to two other officers who would have been included if they had been executive officers at the end of the Last Fiscal Year (the "Named Officers"), information concerning compensation paid for services to the Company in all capacities during the Last Fiscal Year as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer, an executive or other officer, as the case may be, during any part of the Last Fiscal Year).

                                                      ANNUAL COMPENSATION
                                                   --------------------------    LONG TERM
                                                               OTHER ANNUAL     COMPENSATION       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(5)
 ---------------------------    ----   ---------   --------   ---------------   ------------   ------------------
Christopher G. Kenber(1)......  2000   $ 39,962    $ 25,004         --          164,908(4)          $132,672
  President and Chief           1999         --          --         --                  --                --
  Executive Officer             1998         --          --         --                  --                --

Raymond J. Farnham(2).........  2000    231,875     121,783         --                   0               476
  President and Chief           1999    233,020     104,202         --             375,000               225
  Executive Officer             1998         --          --         --                  --                --

William R. Walker.............  2000    180,347      96,233         --              50,000             1,529
  Vice President of Finance
    and                         1999    147,071      49,588         --              20,000               240
  Chief Financial Officer       1998    128,333      17,850         --             100,000                --

Douglas L. Whiting............  2000    160,500      35,887         --              30,000               735
  Chief Scientist and           1999    150,000      52,684         --              75,000               251
  Chairman of the Board         1998    140,000      25,918         --                  --                --

Mark Birman...................  2000    165,000      39,281         --              30,000               707
  Vice President of Integrated  1999    135,000      34,364         --              20,800               220
  Circuit Design                1998    129,000      19,641         --              70,000                --

Stefan Braken-Guelke(3).......  2000    142,500      38,418         --             100,000            50,720
  Vice President of             1999         --          --         --                  --                --
  Sales and Marketing           1998         --          --         --                  --                --

---------------
(1) Mr. Kenber has served as our President and Chief Executive Officer since August 14, 2000.

(2) Mr. Farnham served as our President and Chief Executive Officer until August 13, 2000.

(3) Mr. Braken-Guelke joined the Company in January 2000 and resigned his position on January 3, 2001.

(4) Represent options held by Mr. Kenber under the Apptitude Stock Option Plan, which Plan was assumed by Hifn in connection with the acquisition of Apptitude in August 2000. This amount excludes an option to purchase 192,056 shares of Common Stock that was granted to Mr. Kenber in January 2001 in relation to his employment as President and Chief Executive Officer of the Company.

(5) Represents group term life insurance premiums and monthly internet service subscription allowance; also includes auto allowance of $1,800 paid to Mr. Kenber and sign-on bonuses of $130,000 and $50,000 paid to Messrs. Kenber and Mr. Braken-Guelke, respectively.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth information with respect to options granted to the Named Officers and the options exercised by such Named Officers during the Last Fiscal Year.

                    STOCK OPTION GRANTS IN FISCAL YEAR 2000

     The Option Grant Table sets forth for each of the Named Officers the hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                                                       INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                   ---------------------------------------------------------      VALUE OF ASSUMED
                                   NUMBER OF       PERCENT OF                                   ANNUAL RATES OF STOCK
                                   SECURITIES     TOTAL OPTIONS                                PRICE APPRECIATION FOR
                                   UNDERLYING      GRANTED TO       EXERCISE OR                      OPTION TERM
                                    OPTIONS         EMPLOYEES       BASE PRICE    EXPIRATION   -----------------------
              NAME                  GRANTED     IN FISCAL YEAR(2)    ($/SHARE)       DATE          5%          10%
              ----                 ----------   -----------------   -----------   ----------   ----------   ----------
Christopher G. Kenber(1).........        --             --                --            --             --           --
  President and Chief Executive
  Officer
Raymond J. Farnham...............        --             --                --            --             --           --
  President and Chief Executive
  Officer
William R. Walker................    50,000            3.8%           $29.69       5/24/10     $  933,594   $2,365,911
  Vice President of Finance,
  Chief Financial Officer and
  Secretary
Douglas Whiting..................    30,000            2.2%            29.69       5/24/10        560,156    1,419,546
  Chief Scientist and Chairman of
  the Board
Mark Birman......................    30,000            2.2%            42.56       1/14/10        802,973    2,034,890
  Vice President of Integrated
  Circuit Design
Stefan Braken-Guelke.............   100,000            7.5%            44.94       1/03/10      2,826,252    7,162,279
  Vice President of Sales and
  Marketing

---------------
(1) In connection with the acquisition of Apptitude and the assumption of the Apptitude Stock Option Plan by Hifn, Mr. Kenber's outstanding Apptitude options were converted into options to purchase 164,908 shares of Hifn Common Stock. In addition, in relation to his employment as President and Chief Executive Officer of Hifn in August 2000, Mr. Kenber was granted, in January 2001, an option to purchase an additional 192,056 shares (the "additional shares") of Common Stock at an exercise price of $43.44 per share. The potential realizable value of the additional shares at the assumed rates of 5% and 10% were $5,246,511 and $13,295,689, respectively.

(2) Based upon options granted to Hifn employees during fiscal year 2000 and excludes options assumed under the Apptitude Stock Option Plan.

       AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2000 AND YEAR-END VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 2000, and unexercised options held as of September 30, 2000.

                                                           TOTAL NUMBER OF               VALUE OF UNEXERCISED
                            SHARES                       UNEXERCISED OPTIONS           IN-THE-MONEY OPTION HELD
                           ACQUIRED                    HELD AT FISCAL YEAR END          AT FISCAL YEAR END(1)
                              ON         VALUE       ----------------------------    ----------------------------
          NAME             EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             --------    ----------    -----------    -------------    -----------    -------------
Christopher G. Kenber....       --             --      42,932(2)       121,976(2)    $2,793,259      $3,588,524(3)
  President and Chief
  Executive Officer
Raymond J. Farnham.......   50,000     $2,750,000(4)   93,749           25,000        6,105,404       1,628,125
  President and Chief
  Executive Officer
William R. Walker........       --             --      29,165           90,835        1,838,050       4,467,575
  Vice President of
  Finance, Chief
  Financial Officer and
  Secretary
Douglas Whiting..........       --             --      32,395           72,605        1,979,444       3,723,056
  Chief Scientist and
  Chairman of the Board
Mark Birman..............       --             --      27,782           58,018        1,782,563       2,517,587
  Vice President of
  Integrated Circuit
  Design
Stefan Braken-Guelke.....       --             --      25,000           75,000          579,675       1,739,025
  Vice President of Sales
  and Marketing

---------------
(1) Calculated using a market value of $68.125 at September 30, 2000.

(2) Relates to options held by Mr. Kenber under the Apptitude Stock Option Plan which Plan was assumed by Hifn in connection with the acquisition of Apptitude in August 2000 and excludes options to purchase 192,056 shares (the "additional shares") of Common Stock that was granted to Mr. Kenber in January 2001 in relation to his employment as President and Chief Executive Officer of Hifn in August 2000 at an exercise price of $43.44 per share.

(3) Including the additional shares described in (2) above, the value of unexercised in-the-money options for unexercisable shares is $8,329,906.

(4) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "OTHER INFORMATION -- Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries and bonuses in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

     In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

                                          Compensation Committee

                                          Taher Elgamal
                                          Albert E. Sisto

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company's accounting functions and internal controls. The Audit Committee is comprised of independent directors, and is governed by a written charter first adopted and approved by the Board of Directors in December 1998. Each of the members of the Audit Committee is independent as defined by Company policy and the National Association of Securities Dealers listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as the Company's independent accountants. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with Company management, Company internal audit personnel and the independent accountants regarding the following:

     - the plan for, and the independent accountant's report on, each audit of the Company's financial statements

     - the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel

     - changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements, and recent developments in accounting rules

     - the establishment and maintenance of an environment at the Company that promotes ethical behavior

     This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for Fiscal Year 2000. First, the Audit Committee discussed with PricewaterhouseCoopers, the Company's independent auditors for Fiscal Year 2000, those matters PricewaterhouseCoopers communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers' independence with PricewaterhouseCoopers and received a letter from PricewaterhouseCoopers regarding independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers' independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and PricewaterhouseCoopers, the Company's audited consolidated balance sheets at September 30, 2000 and 1999, and consolidated statements of income, cash flows and stockholders' equity for the three years ended September 30, 2000. Based on the discussions with PricewaterhouseCoopers concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K include these financial statements.

                                          Audit Committee

                                          Robert W. Johnson
                                          Albert E. Sisto
                                          Taher Elgamal

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return among Hifn, the Russell 2000 Tech Index and the Nasdaq Composite Index, from December 15, 1998 through September 30, 2000, the end of the Last Fiscal Year.

       TOTAL RETURN TO STOCKHOLDERS (ASSUMES $100 INVESTMENT ON 12/15/98)

                              [PERFORMANCE GRAPH]

              ---------------------------------------------------------------------------------
                           Total Return Analysis                 12/15/98    9/30/99    9/29/00
              ---------------------------------------------------------------------------------
               hi/fn, inc                                        $100.00     $558.23    $344.94
               Russell 2000 Tech                                 $100.00     $138.70    $227.06
               Nasdaq Composite                                  $100.00     $136.79    $183.28
              ---------------------------------------------------------------------------------

          Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets

               COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

Dated: January 19, 2001

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                 OF HI/FN, INC.

1. Purposes

     The purpose of the Audit Committee of the Board of Directors of hi/fn, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal and external controls, to provide the Company's Board of Directors (the "Board") with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2. Membership

     The Audit Committee will consist of three (3) members of the Board, each of whom will be an "independent director" as the term is used by the National Association of Securities Dealers, Inc. (the "NASD") Rule 4460. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.

3. Responsibilities

     The responsibilities of the Audit Committee shall include:

          (a) Nominating the independent auditors;

          (b) Reviewing the independent auditors' proposed audit scope and approach and related services;

          (c) Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          (d) Reviewing the performance of the independent auditors;

          (e) Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function, including obtaining from the independent accountants management letters or summaries on such internal accounting controls;

          (f) Reviewing before release any audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

          (g) Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

          (h) Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          (i) Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent accountants' services and audit committee members and activities;

          (j) Overseeing compliance with the Foreign Corrupt Practices Act;

          (k) Reviewing related party transactions for potential conflicts of interest; and

          (l) Performing other oversight functions as requested by the full
     Board.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board may delegate to it and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

4. Meetings

     The Audit Committee will meet at least two (2) times each fiscal year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board in advance.

     The Audit Committee will meet separately with the Company's Chief Executive Officer and separately with the Company's Chief Financial Officer at least once annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditors' examination and management report.

5. Minutes

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

6. Reports

     The Audit Committee will provide the Board with written reports summarizing the Audit Committee's recommendations. These reports will be incorporated as part of the minutes of the Board meetings at which such reports are presented.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                                   HI/FN, INC.
                       2001 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of hi/fn, inc., a Delaware corporation ("Hifn"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Hifn, each dated January 19, 2001, and hereby appoints Christopher G. Kenber and William R. Walker, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Hifn to be held on February 23, 2001, at 10:00 a.m., local time, at the Pruneyard Inn, 1995 S. Bascom Ave, Campbell, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of Hifn ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF TAHER ELGAMAL AND ROBERT JOHNSON AS DIRECTORS OF HIFN; FOR THE AMENDMENT TO THE HIFN 1996 EQUITY INCENTIVE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   ELECTION OF DIRECTORS:

     [ ] FOR THE NOMINEES LISTED AT RIGHT       NOMINEES: Taher Elgamal
                                                          Robert Johnson

     [ ] WITHHOLD AUTHORITY FROM ALL NOMINEES
         LISTED AT RIGHT

     For, except vote withheld from the following nominees:

     -------------------------------------------


2. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE HI/FN 1996 EQUITY INCENTIVE PLAN TO PROVIDE FOR AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 475,000 SHARES TO 3,949,900 SHARES:

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF HI/FN FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001:

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature(s): __________________________________     Date: _____________________